Exhibit 99.1

Granite Ridge Resources, Inc. Announces Grey Rock Distribution and Appointment of Two Independent Directors
Dallas, Texas, August 19, 2026 – Granite Ridge Resources, Inc. (“Granite Ridge” or the “Company”) (NYSE: GRNT) today announced that affiliates of Grey Rock Investment Partners (“Grey Rock”) have distributed 14,000,000 shares of Granite Ridge common stock to the limited partners of Grey Rock Energy Fund III-A, LP, Grey Rock Energy Fund III-B, LP, and Grey Rock Energy Fund III-B Holdings, LP.
Following the distribution, Grey Rock and its affiliates beneficially own approximately 39% of Granite Ridge’s outstanding common stock. As a result, Granite Ridge is no longer a “controlled company” under New York Stock Exchange listing standards. The Company has begun transitioning to a non-controlled governance structure and expects to complete that transition within the phase-in periods provided by those standards.
The shares were distributed in kind under Granite Ridge’s effective resale registration statement. The distribution was not an underwritten offering. Granite Ridge did not issue any shares, the number of shares outstanding was unchanged, and the Company received no proceeds.

Board of Directors
The Granite Ridge Board of Directors has expanded from seven to nine members and appointed Jonathan Adams and John Cocke, effective August 19, 2026. The Board has determined that each is independent, and that a majority of the Board is now independent.
Mr. Adams is Chief Investment Officer of Mt. Vernon Investments, LP, a Dallas-based family office, where he has spent nearly two decades building his investment career. Since becoming Chief Investment Officer in 2025, Mr. Adams has led the firm’s investment platform, overseeing investment decisions, asset allocation, risk management and portfolio construction across public and private equity, venture capital, real estate and commodities. Prior to becoming Chief Investment Officer, Mr. Adams served as Investment Director, where he was responsible for deal sourcing and execution primarily within private equity, venture capital and commodities. Mr. Adams holds an MPA and BBA in Accounting from the University of Texas at Austin McCombs School of Business, is a Chartered Financial Analyst charterholder and is a licensed Certified Public Accountant in the State of Texas. Mr. Adams serves on several boards, including TTI Acquisition, LLC and Vitasora Health Ltd.
Mr. Cocke is a Partner at Corbin Capital Partners and serves as Deputy Chief Investment Officer, Credit and Portfolio Manager of Corbin’s Credit Strategies. Mr. Cocke has served as Portfolio Manager for Corbin’s Credit Strategies and has helped develop Corbin’s credit platform, including opportunistic credit and private credit funds, and has invested across traded corporate, event-driven, structured credit, asset-backed and private credit strategies. Mr. Cocke is a member of Corbin’s Multi-Strategy Investment Committee, Credit Investment Committee and Valuation Committee. Prior to joining Corbin in 2006, Mr. Cocke was an analyst in the Global Telecommunications Group at UBS Investment Bank and previously served as an Investment Analyst at Bluestem Asset Management LLC. Mr. Cocke earned his M.S. in Accounting and B.S. in Commerce from the McIntire School of Commerce at the University of Virginia and is a Chartered Financial Analyst charterholder.
“We are excited to welcome Jonathan and John to the Board. Each brings a depth of experience in capital allocation and asset evaluation that will sharpen how Granite Ridge evaluates opportunities, and we are fortunate to have attracted directors of their caliber.
“This is a significant milestone for the Company. A majority-independent Board and a broader base of shareholders reflect how far Granite Ridge has come, and we are excited about what the next chapter holds. Our partnership with Grey Rock continues unchanged, including the Master Services Agreement and the agreements governing our Operated Partnerships. We are excited by the momentum achieved by our operated partnership platform, and the anticipated inflection to free cash flow in 2027.”
— Tyler Farquharson, President and Chief Executive Officer, Granite Ridge Resources, Inc.
“This is a rewarding moment for Grey Rock and for our limited partners. We believe delivering shares directly is the most effective way to return capital from these funds, and we are pleased that most of our limited partners have historically elected to remain long-term shareholders in Granite Ridge. We remain enthusiastic supporters of the company due to the strength of its team, asset base, income yield, and low leverage. We look forward to making additional distributions in due course.
“Granite Ridge has grown into a company well positioned to stand on its own, and we welcome the appointments of Mr. Adams and Mr. Cocke and the transition to a non-controlled structure. Grey Rock remains Granite Ridge’s largest shareholder, and we are as confident in the Company’s direction as we have ever been.”
— Matt Miller, Managing Partner, Grey Rock Investment Partners

Relationship with Grey Rock
The distribution does not change the Company’s Master Services Agreement with Grey Rock, the opportunity-sharing arrangements under that agreement, or the agreements governing the Company’s Operated Partnerships. For information regarding Grey Rock’s ownership and intentions, investors should refer to Grey Rock’s filings under Section 13(d) of the Securities Exchange Act of 1934, as amended.

About Granite Ridge
Granite Ridge is a scaled energy company which aims to provide shareholders with exposure similar to energy private equity primarily through operated partnerships. We own assets in six prolific unconventional basins across the United States. We aim to deliver a diversified portfolio with best-in-class full cycle returns by investing in a large number of high-graded deals developed by proven public and private operators. We focus on success as measured by total shareholder returns, which we seek to balance with a low leverage profile. For more information, visit www.graniteridge.com.
About Grey Rock
Grey Rock Investment Partners is a Dallas-based private equity firm that invests across the energy value chain focusing on investments in natural resources, geothermal power, carbon capture and sequestration, industrial decarbonization, power optimization, and methane abatement on behalf of institutional investors. For more information, please visit www.grey-rock.com.
Forward-Looking Statements
This press release contains forward-looking statements subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking, including statements regarding the size, timing, pace and completion of any additional distributions by Grey Rock, Grey Rock’s future beneficial ownership of Granite Ridge common stock, the Company’s transition to a non-controlled governance structure and the timing of compliance with the related NYSE listing standards, the continuation of the Company’s arrangements with Grey Rock, and the Company’s strategy, plans and objectives. Words such as “expect,” “intend,” “plan,” “believe,” “anticipate,” “will,” “should” and similar expressions generally identify these statements.
Forward-looking statements involve risks and uncertainties, many of which are beyond Granite Ridge’s control, that could cause actual results to differ materially from those expressed or implied. The size, timing and completion of any additional distribution by Grey Rock are at Grey Rock’s discretion, and no assurance can be given that any additional distribution will occur as described or at all. Additional risks are described under “Item 1A. Risk Factors” in Granite Ridge’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”), as updated by any subsequent Quarterly Reports on Form 10-Q. Granite Ridge undertakes no duty to update or revise any forward-looking statement, except as required by the federal securities laws.
This press release is not an offer to sell or the solicitation of an offer to buy any securities.
Contacts
James Masters
Investor Relations
IR@graniteridge.com
Gabe Torres
Investor Relations
IR@grey-rock.com